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                           LETTER TO DTC PARTICIPANTS
                                  $100,000,000

                              INTEGON CORPORATION
            OFFER TO PURCHASE FOR CASH AND SOLICITATION OF CONSENTS

THE TENDER OFFER (AS DEFINED BELOW) WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 10, 1997, UNLESS EXTENDED OR EARLIER TERMINATED (AS MAY BE SO EXTENDED, THE "EXPIRATION TIME"). THE CONSENT DATE IS TUESDAY, NOVEMBER 25, 1997 OR SUCH LATER DATE AS DESCRIBED IN THE OFFER TO PURCHASE (AS DEFINED BELOW). THE RECORD DATE IS NOVEMBER 14, 1997.

                                                               November 12, 1997

TO DTC PARTICIPANTS, INCLUDING BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

     We have been appointed by Integon Corporation, a Delaware corporation (the "Company"), to act as Dealer Manager (the "Dealer Manager") in connection with the offer to purchase for cash (the "Tender Offer"), upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 12, 1997 (the "Offer to Purchase") of the Company and in the accompanying Consent and Letter of Transmittal enclosed herewith (the "Letter of Transmittal"), any and all of the outstanding 10 3/4% Capital Securities, Series B issued by Integon Capital I, a Delaware business trust (the "Capital Securities").

     In conjunction with the Tender Offer, the Company is soliciting consents ("Consents") from Holders of Capital Securities on the Record Date for the Proposed Amendments (as defined in the Offer to Purchase) to the Junior Subordinated Indenture (as defined in the Offer to Purchase) and execution of the Supplemental Indenture (as defined in the Offer to Purchase).

     The Total Consideration for each $1,000 liquidation amount of Capital Securities tendered and accepted for payment pursuant to the Tender Offer shall be $1,347.33 which includes Accumulated Distributions (as defined in the Offer to Purchase), up to, but not including, the Settlement Date (as defined below). The Tender Offer Consideration for each $1,000 liquidation amount of Capital Securities tendered shall be an amount equal to the Total Consideration minus the Consent Payment (as defined in the Offer to Purchase).

     Upon the terms and subject to the conditions of the Tender Offer, payment will be made for those Capital Securities accepted for payment pursuant to the Tender Offer in immediately available (same-day) funds on the third New York Stock Exchange trading day following the Expiration Time, or as soon as possible thereafter (the "Settlement Date").

     For your information and for forwarding to your clients for whom you hold Capital Securities registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. The Offer to Purchase;

     2. The Letter of Transmittal to be used by Holders to tender Capital Securities and deliver Consents to the Proposed Amendments and execution of the Supplemental Indenture;

     3. A form of letter which may be sent to your clients for whose accounts you hold Capital Securities in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Tender Offer and the delivery of Consents;

     4. A Notice of Guaranteed Delivery to be used only after the Consent Time on the Consent Date to accept the Tender Offer, if certificates for Capital Securities cannot be delivered to the Depositary (as defined herein), or if the procedure for book-entry transfer cannot be completed prior to the Expiration Time;
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     5. Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9; and

     6. A return envelope addressed to First Chicago Trust Company of New York, as depositary (the "Depositary").

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE TENDER OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 10, 1997, UNLESS EXTENDED OR EARLIER TERMINATED.

     IMPORTANT: A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE) TOGETHER WITH THE CAPITAL SECURITIES (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, A BOOK-ENTRY CONFIRMATION) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE CONSENT TIME ON THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE TENDER OFFER CONSIDERATION AND THE CONSENT PAYMENT. A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE) TOGETHER WITH THE CAPITAL SECURITIES (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, A BOOK-ENTRY CONFIRMATION) AND ALL OTHER REQUIRED DOCUMENTS OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY THE TENDER OFFER CONSIDERATION.

     Holders of Capital Securities on the Record Date who desire to accept the Tender Offer must consent to the Proposed Amendments and execution of the Supplemental Indenture (as defined in the Offer to Purchase). Holders who purchase Capital Securities or whose purchase settles or is registered after the close of business on the Record Date and at or prior to the Consent Time on the Consent Date who wish to tender their Capital Securities in the Tender Offer must arrange with their seller to receive a duly completed, valid and unrevoked Proxy (as defined in the Offer to Purchase) (which may be in the form of an irrevocable assignment of proxy as set forth in the Letter of Transmittal) from the Holder on the Record Date of such Capital Securities. In order to facilitate the receipt of Consents, Capital Securities shall, during the period which commences November 12, 1997 and which will end at the Expiration Time, trade in the over-the-counter market "with proxy" providing the purchaser with the right to vote such acquired Capital Securities in the Consent Solicitation.

     CONSUMMATION OF THE TENDER OFFER IS CONDITIONED, AMONG OTHER THINGS, SATISFACTION OF THE MINIMUM CONSENT CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) AND THE SATISFACTION OF THE MINIMUM CONDITION (AS DEFINED IN THE OFFER TO PURCHASE).

     In order to take advantage of the Tender Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the Depositary, and certificates representing the tendered Capital Securities (or confirmation of book-entry transfer) should be delivered to the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Holders of Capital Securities whose certificates for Capital Securities are not immediately available, or who cannot deliver their certificates and other required documents to the Depositary or complete the procedures for the book-entry transfer after the Consent Time on the Consent Date and prior to the Expiration Time, may nevertheless tender their Capital Securities by following the guaranteed delivery procedures specified in the section of the Offer to Purchase captioned "The Tender Offer and the Consent Solicitation -- Procedures for Tendering Capital Securities and Delivering Consents -- Guaranteed Delivery Procedures."

     The Company will not pay any fees or commissions to any broker or dealer or other person, other than the Dealer Manager, D.F. King & Co., Inc. (the "Information Agent") and the Depositary, in connection with the solicitation of tenders of Capital Securities, pursuant to the Tender Offer. However, the Company will reimburse brokers, dealers, commercial banks, trust companies, and other nominees for customary mailing and handling expenses incurred by them in forwarding material to their customers.

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     The Company will pay or cause to be paid all transfer taxes, if any, with respect to the sale and transfer of any Capital Securities to it pursuant to the Tender Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Questions and requests for assistance should be addressed to the Dealer Manager at its address and telephone number set forth on the back cover of the Offer to Purchase. Requests for additional copies of the enclosed materials should be directed to the Information Agent at the telephone number set forth on the back cover of the Offer to Purchase. Such additional copies will be furnished promptly at the Company's expense.

                                          Very truly yours,

                                          MORGAN STANLEY DEAN WITTER

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     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO
CONSTITUTE YOU OR ANY PERSON THE AGENT OF THE COMPANY, THE TRUST (AS DEFINED IN THE OFFER TO PURCHASE), MORGAN STANLEY & CO. INCORPORATED, FIRST CHICAGO TRUST COMPANY OF NEW YORK, D.F. KING & CO., INC. OR ANY OF THEIR AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL OR USE ANY DOCUMENTS IN CONNECTION WITH THE TENDER OFFER OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.

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